UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 13, 2022 (May 9, 2022)

Bath & Body Works, Inc.

(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-8344	31-1029810
(Commission File Number)	(IRS Employer Identification No.)

Three Limited Parkway Columbus, OH	43230
(Address of principal executive offices)	(Zip Code)

(614) 415-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.50 Par Value	BBWI	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Leadership Updates

As previously disclosed, upon the conclusion of the Annual Meeting of Stockholders (the “Annual Meeting”) of Bath & Body Works, Inc. (the “Company”) held on May 12, 2022, Andrew M. Meslow stepped down as Chief Executive Officer of the Company and as a member of the Company’s Board of Directors (the “Board”) due to health reasons, and Sarah E. Nash, Executive Chair of the Company, was appointed to also serve as Interim Chief Executive Officer of the Company. The Board has retained a national search firm to assist in identifying a permanent Chief Executive Officer. Robert H. Schottenstein also retired from the Board on May 12, 2022, at the conclusion of the Annual Meeting.

Ms. Nash, age 68, has served as Executive Chair of the Company since February 2022 and served as an independent Chair of the Board between May 2020 and February 2022. She joined the Board in 2019. Ms. Nash is also chair of the board, chief executive officer and majority shareholder of privately held Novagard Solutions, an innovator and manufacturer of silicone sealants and coatings and hybrid and foam solutions for the Building Systems, Electronics, EV and Battery and Industrial and Transportation markets. Ms. Nash spent nearly 30 years in investment banking at JPMorgan Chase & Co. (and predecessor companies), a financial services firm, retiring as Vice Chairman of Global Investment Banking in July 2005. Ms. Nash currently serves on the boards of directors of Blackbaud, Inc., a software company providing technology solutions for the not-for-profit industry, and privately held HBD Industries, Inc., a manufacturer and supplier of general purpose and application-engineered industrial products. Ms. Nash is Trustee of the New York-Presbyterian Hospital, a member of the National Board of the Smithsonian Institution, a member of the Smithsonian Tropical Research Institute, Panama and the Chair of the International Advisory Board of the Montreal Museum of Fine Arts.

There are no arrangements or understandings between Ms. Nash and any other person pursuant to which she was selected as the Interim Chief Executive Officer. There are no family relationships between Ms. Nash and any director or executive officer of the Company. Ms. Nash does not have any direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In addition, on May 9, 2022, James L. Bersani, President, Real Estate of the Company, announced his retirement from the Company, effective as of October 7, 2022.

Ms. Nash’s Compensation

On May 11, 2022, the Human Capital & Compensation Committee of the Board (the “HCC Committee”) approved Ms. Nash’s compensation in her role as Executive Chair and Interim Chief Executive Officer in light of her expanded responsibilities and leadership. Specifically, as Executive Chair for the period of February 22, 2022 through May 11, 2022, Ms. Nash will be entitled to receive an annual base salary of $1,000,000. In her capacity as Executive Chair and Interim Chief Executive Officer effective on May 12, 2022, Ms. Nash will be entitled to receive an annual base salary of $1,350,000 and a short-term performance incentive compensation target of 190% of her base salary, with any short-term incentive awards earned in respect of the Spring 2022 season prorated based on the number of days Ms. Nash serves as Interim Chief Executive Officer during the season.

Ms. Rosen’s Compensation Increase

On May 11, 2022, the HCC Committee approved an increase in the base salary and incentive compensation target for Julie B. Rosen, President of the Company. Specifically, effective as of May 12, 2022, Ms. Rosen’s annual base salary was increased to $1,000,000 (which represents a 15% total increase over her 2021 annual base salary). In addition, her short-term incentive compensation target was increased to 160% of her base salary beginning with the Spring 2022 season (which represents a 39% increase over her 2021 short-term incentive compensation target). The HCC Committee approved these increases in light of Ms. Rosen’s expanded responsibilities following the announcement of Mr. Meslow’s departure, including her oversight over a number of additional functions which previously reported directly to Mr. Meslow.

Retention Arrangements

In light of the Company’s recent leadership changes (as described above), and in order to retain and incentivize the Company’s existing leadership team who is critical to positioning the Company for long-term future growth and to navigating the Company steadily through this transitional period (including as the Company searches for a permanent Chief Executive Officer), on May 13, 2022, the Company entered into Executive Retention Agreements (the “Retention Agreements”) with each of Wendy C. Arlin, the Company’s Executive Vice President and Chief Financial Officer, Ms. Rosen and Deon N. Riley, the Company’s Chief Human Resources Officer.

Under the Retention Agreements, each of Mses. Arlin, Rosen and Riley will be entitled to receive a cash retention bonus (“Cash Retention Bonus”) of $1.2 million, $2.0 million and $1.2 million, respectively. The Cash Retention Bonuses will be paid in three installments as follows, subject to the executive’s continuous employment though each applicable payment date: 40% on the first payroll date following the effective date of the Retention Agreement; 30% on the first regularly scheduled payroll date in January 2023; and 30% on the first regularly scheduled payroll date in May 2023. Under the Retention Agreements, in the event the executive’s employment is terminated (i) due to her death or “disability”, (ii) by the Company without “cause” or (iii) by the executive for “good reason”, then the executive will remain entitled to receive any unpaid portion of the Cash Retention Bonus on its original payment schedule. In the event the executive’s employment terminates for any other reason prior to the third retention bonus payment date, then any unpaid portion of the Cash Retention Bonus will be forfeited and the executive will be required to repay to the Company any cash retention bonus payments previously paid to the executive under her Retention Agreement (on an after-tax basis).

In addition, under the Retention Agreements, each of Mses. Arlin, Rosen and Riley were granted a one-time retention award of performance share units (the “Retention PSU Awards”) under the Company’s 2020 Stock Option and Performance Incentive Plan, which had an aggregate grant date target value of approximately $1.2 million, $2.0 million and $1.2 million, respectively. The Retention PSU Awards will be earned between 0% and 150% based on achievement of two equally-weighted performance metrics (Relative Revenue Growth CAGR and Operating Income Rate), each measured over the Company’s 2022 and 2023 fiscal years. The earned Retention PSU Awards will vest on May 13, 2024, subject generally to the executive’s continued employment through such date. In the event (i) the executive’s employment is involuntarily terminated by the Company other than for “cause” or misconduct or (ii) the executive resigns for “good reason”, then the service condition applicable to the Retention PSU Awards will be deemed satisfied and the Retention PSU Awards will remain outstanding and eligible to vest based on achievement of the performance metrics calculated as of the end of the performance period. The actual number of performance share units that were granted to the executives pursuant to the Retention PSU Awards were determined by dividing the above approved values by the closing price per share of the Company’s stock on the grant date.

The foregoing descriptions of the Retention Agreements and the Retention PSU Awards are qualified in their entirety by the text of the Retention Agreements and the Retention PSU Awards, copies of which will be filed as exhibits to the Company’s quarterly report on Form 10-Q for the fiscal quarter ending July 30, 2022.

Severance Arrangements

On May 13, 2022, the Company entered into executive severance arrangements with each of Mses. Arlin, Rosen and Riley that will apply in lieu of the severance protections set forth in their existing employment agreements with the Company (the “Severance Agreements”). The Company entered into these Severance Agreements in order to provide for uniformity of severance protections amongst each of Mses. Arlin, Rosen and Riley and to help reinforce and encourage the continued attention and dedication of the Company’s leadership team to the execution of the Company’s strategic plans during this transitional period for the Company.

Under the Severance Agreements, in the event of a termination of the executive’s employment by the Company without “cause” or by the executive for “good reason”, in each case other than during the three-month period prior to, and the 24-month period following, a “change in control” of the Company, then the executive will be entitled to receive (i) continued payment of base salary for two years following the termination date, (ii) an amount equal to two years of COBRA premiums, (iii) the executive’s incentive compensation award for the season in which the termination date occurs, prorated based on the number of days employed during such season and determined based on actual performance, (iv) the incentive compensation the executive would have received if the executive had remained employed by the Company for two years following the termination date, determined based on actual performance, (v) accelerated vesting of a pro rata portion of the unvested equity awards held by the executive that vest solely upon the time-based vesting conditions and (vi) continued vesting of a pro rata portion of the unvested equity awards held by the executive that vest based on performance-based vesting conditions, which will remain subject to the existing performance metrics.

In the event such termination of employment occurs during the three-month period prior to, or during the 24-month period following, a “change in control” of the Company, then the executive will be entitled to receive (a) the amounts described in clauses (i) and (ii) above, (b) a payment equal to the sum of the incentive compensation payouts that the executive received for the four completed seasons prior to the termination date, (c) the executive’s incentive compensation award for the season in which the termination date occurs, prorated based on the number of days employed during such season and determined by reference to the average of the incentive compensation payouts the executive received for the four completed seasons prior to the termination date and (d) accelerated vesting of any outstanding unvested equity awards held by the executive (with performance goals deemed to be achieved at target levels if less than one-third of the applicable performance period has lapsed, otherwise performance goals will be deemed achieved at maximum levels).

The above payments and benefits are subject to the executive’s execution and non-revocation of a release of claims.

The foregoing description of the Severance Agreements is qualified in its entirety by the text of the Severance Agreements, copies of which will be filed as exhibits to the Company’s quarterly report on Form 10-Q for the fiscal quarter ending July 30, 2022.

Associate Stock Purchase Plan

At the Annual Meeting held on May 12, 2022, the Company’s stockholders approved the Bath & Body Works, Inc. Associate Stock Purchase Plan (the “ASPP”).

For a description of the material terms and conditions of the ASPP, see “Proposal 4: Approval of the Bath & Body Works, Inc. Associate Stock Purchase Plan” in the Company’s 2022 Proxy Statement filed on March 31, 2022 (the “Proxy Statement”), which description is incorporated herein by reference. The description of the ASPP contained in the Proxy Statement is qualified in its entirety by reference to the full text of the ASPP, a copy of which is filed hereto as Exhibit 10.1.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The matters voted upon at the Annual Meeting, each of which is described in the Proxy Statement, and the results of the voting were as follows:

Election of Directors

Patricia S. Bellinger, Alessandro Bogliolo, Francis A. Hondal, Danielle M. Lee, Michael G. Morris, Sarah E. Nash, Juan Rajlin, Stephen D. Steinour and J.K. Symancyk were elected to the Board for a term of one year. Of the 201,253,669 shares present in person or represented by proxy at the meeting, the number of shares voted for, the number of shares voted against, the number of shares abstained and the number of broker non-votes were as follows, with respect to each of the nominees:

	For	Against	Abstain	Broker Non-Votes
Patricia S. Bellinger	168,968,373	15,790,795	708,290	15,786,211
Alessandro Bogliolo	184,434,165	326,981	706,312	15,786,211
Francis A. Hondal	183,663,555	1,097,580	706,323	15,786,211
Danielle M. Lee	184,119,457	638,471	709,530	15,786,211
Michael G. Morris	183,524,198	1,230,561	712,699	15,786,211
Sarah E. Nash	173,320,889	11,256,531	890,038	15,786,211
Juan Rajlin	184,406,318	344,308	716,832	15,786,211
Stephen D. Steinour	184,064,273	521,818	881,367	15,786,211
J.K. Symancyk	184,414,127	332,778	720,553	15,786,211

Ratification of the Independent Registered Public Accountants

The appointment of Ernst & Young LLP as the Company’s independent registered public accountants for the 2022 fiscal year was ratified, with 198,711,994 shares voting for the appointment, 1,243,582 shares voting against the appointment and 1,298,093 shares abstaining.

Advisory Vote on Executive Compensation

The compensation of the Company’s named executive officers as described in the Proxy Statement was approved by the Company’s stockholders, on an advisory basis, with 173,779,840 shares voting for the Company’s executive compensation, 7,835,448 shares voting against the Company’s executive compensation, 3,852,170 shares abstaining and 15,786,211 broker non-votes. 95.68% of the shares voting on the proposal voted in favor of the proposal.

Approval of Bath & Body Works, Inc. Associate Stock Purchase Plan

The ASPP was approved by a vote of 184,469,766 shares for the ASPP and 320,124 shares against the ASPP with 677,568 shares abstaining and 15,786,211 broker non-votes.

Stockholder Proposal to Reduce the Ownership Threshold for Calling Special Meetings of Stockholders

The stockholder proposal to reduce the ownership threshold for calling special meetings of stockholders was rejected by the Company’s stockholders, with 49,263,097 shares voting for the proposal, 135,752,155 shares voting against the proposal, 452,206 shares abstaining and 15,786,211 broker non-votes. 26.62% of the shares voting on the proposal voted in favor of the proposal.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Bath & Body Works, Inc. Associate Stock Purchase Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BATH & BODY WORKS, INC.

Date: May 13, 2022	By:	/s/ Michael C. Wu
		Name:	Michael C. Wu
		Title:	Chief Legal Officer and Secretary